Exhibit 99.2

Express US (formerly Express Holdings (USA) Inc.)

Condensed Consolidated Financial Statements

(Unaudited)

For the nine months ended September 30, 2013

EXPRESS US (FORMERLY EXPRESS HOLDINGS (USA) INC.)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In USD millions)

	Successor		Predecessor
	March 14, 2013 to September 30, 2013		January 1, 2013 to March 13, 2013	Nine months ended September 30, 2012
Operating Revenues
Transportation	$124.4		$43.3	$143.5
Other	7.3		3.3	9.7

Total operating revenues	131.7		46.6	153.2

Operating Expenses
Electricity	22.2		6.3	28.4
Operations and maintenance	26.4		7.6	34.1
Property taxes	7.6		2.6	8.4
Depreciation and amortization	11.9		5.0	18.8

Total operating expenses	68.1		21.5	89.7

Operating Income	63.6		25.1	63.5

Other Income and Expenses, net	(6.4)		(12.0)	—

Income Before Income Tax Expense	57.2		13.1	63.5
Income Tax Expense (Benefit)	(293.3	)(a)	4.9	23.9

Net Income	$350.5		$8.2	$39.6

(a)	Includes a $308.5 million benefit related to the elimination of accumulated deferred income tax liabilities. See Note 3 for further discussion.

See Notes to Condensed Consolidated Financial Statements.

EXPRESS US (FORMERLY EXPRESS HOLDINGS (USA) INC.)

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited)

(In USD millions)

	Successor	Predecessor
	March 14, 2013 to September 30, 2013	January 1, 2013 to March 13, 2013	Nine months ended September 30, 2012
Net Income	$350.5	$8.2	$39.6
Foreign currency translation adjustment	—	(4.7)	18.1

Comprehensive Income	$350.5	$3.5	$57.7

See Notes to Condensed Consolidated Financial Statements.

EXPRESS US (FORMERLY EXPRESS HOLDINGS (USA) INC.)

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In USD millions)

	Successor	Predecessor
	September 30, 2013	December 31, 2012
ASSETS
Current Assets
Cash and cash equivalents	$42.0	$18.1
Accounts receivable and unbilled revenue	15.4	15.0
Due from related parties	13.3	5.2
Other current assets	10.0	4.2

Total current assets	80.7	42.5

Deferred financing costs	—	0.3
Property, plant and equipment
Cost	1,124.0	668.9
Less accumulated depreciation and amortization	11.1	232.4

Net property, plant and equipment	1,112.9	436.5

Goodwill	441.5	183.1

Total Assets	$1,635.1	$662.4

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$26.1	$17.7
Due to related parties	1.5	7.3
Deferred revenue	10.9	9.9
Current portion of long-term debt	20.0	19.6

Total current liabilities	58.5	54.5

Long-term Debt	145.1	157.4

Deferred Income Taxes	—	140.7

Commitments and Contingencies
Predecessor Equity
Common stock, 17,434 common shares authorized, issued and outstanding at December 31, 2012		56.4
Retained earnings		100.9
Accumulated other comprehensive income		152.5

Total Predecessor equity		309.8

Successor Equity
Members’ interest	1,136.3
Retained earnings	295.2

Total Successor equity	1,431.5

Total Liabilities and Equity	$1,635.1	$662.4

See Notes to Condensed Consolidated Financial Statements.

EXPRESS US (FORMERLY EXPRESS HOLDINGS (USA) INC.)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In USD millions)

	Successor	Predecessor
	March 14, 2013 to September 30, 2013	January 1, 2013 to March 13, 2013	Nine months ended September 30, 2012
CASH FLOW FROM OPERATING ACTIVITIES
Net income	$350.5	$8.2	$39.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11.9	5.0	18.8
Unrealized foreign exchange loss (gain)	—	9.6	(8.8)
Income tax expense (benefit)	(293.3)	4.9	23.9
Amortization of long-term debt premium	—	(0.2)	(1.0)
Changes in working capital	0.1	8.1	1.4

Net cash provided by operating activities	69.2	35.6	73.9

CASH FLOW FROM INVESTING ACTIVITIES
Capital expenditures	(7.9)	(0.2)	(0.6)
Proceeds from sales and maturities of held-to-maturity securities	24.8	2.5	18.9
Purchases of held-to-maturity securities	(26.9)	(5.2)	(21.7)

Net cash used in investing activities	(10.0)	(2.9)	(3.4)

CASH FLOW FROM FINANCING ACTIVITIES
Repayment of long-term debt	(9.8)	—	(9.8)
Advances to related company	(4.1)	—	—
Dividends	(55.3)	—	(39.5)

Net cash used in financing activities	(69.2)	—	(49.3)

Effect of exchange rate changes on cash	—	1.2	(0.2)

Net increase (decrease) in cash and cash equivalents	(10.0)	33.9	21.0
Cash and cash equivalents at beginning of period	52.0	18.1	24.5

Cash and cash equivalents at end of period	$42.0	$52.0	$45.5

See Notes to Condensed Consolidated Financial Statements.

EXPRESS US (FORMERLY EXPRESS HOLDINGS (USA) INC.)

CONDENSED CONSOLIDATED STATEMENTS OF EQUITY

(Unaudited)

(In USD millions)

	Share Capital	Retained Earnings	Accumulated Other Comprehensive Income	Total
December 31, 2012 (Predecessor)	$56.4	$100.9	$152.5	$309.8
Net income	—	8.2	—	8.2
Net transfers from parent	2.5	—	—	2.5
Foreign currency translation adjustment	—	—	(4.7)	(4.7)

March 13, 2013 (Predecessor)	$58.9	$109.1	$147.8	$315.8

	Members’ Interest / Share Capital	Retained Earnings	Accumulated Other Comprehensive Income	Total
March 14, 2013 (Successor)	$1,086.5	$—	$—	$1,086.5
Net income	—	350.5	—	350.5
Net transfers from parent	49.8	—	—	49.8
Dividends paid	—	(55.3)	—	(55.3)

September 30, 2013 (Successor)	$1,136.3	$295.2	$—	$1,431.5

	Share Capital	Retained Earnings	Accumulated Other Comprehensive Income	Total
December 31, 2011 (Predecessor)	$35.3	$138.3	$141.6	$315.2
Net income	—	39.6	—	39.6
Non cash contribution	7.5	—	—	7.5
Dividends paid	—	(39.5)	—	(39.5)
Foreign currency translation adjustment	—	—	18.1	18.1

September 30, 2012 (Predecessor)	$42.8	$138.4	$159.7	$340.9

See Notes to Condensed Consolidated Financial Statements.

EXPRESS US (FORMERLY EXPRESS HOLDINGS (USA) INC.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(In USD millions)

1. Summary of Operations

The Express-Platte Pipeline System is a crude oil pipeline which begins in Hardisty, Alberta and terminates in Wood River, Illinois. The Express-Platte Pipeline System consists of the Express Pipeline, which carries crude oil to refining markets in the Rocky Mountain states, and the Platte Pipeline, which interconnects with the Express pipeline in Casper, Wyoming, transports crude oil predominantly from the Bakken and Western Canada to refiners in the Midwest. “Express US” represents the affiliated entities comprising the United States portion of the Express-Platte Pipeline System and “Express Canada” represents the affiliated entities comprising the Canadian portion of the Express-Platte Pipeline System. Express US entities include Express Pipeline LLC (“EPLLC”), which operates the Express Pipeline in the United States, and Platte Pipe Line Company (“Platte Co.”), which operates the Platte Pipeline in the United States. Express Canada entities include Express Holdings (Canada) Limited Partnership (the “Partnership”) and Express Pipeline Limited Partnership (“EPLP”). Express Canada and Express US are ultimately owned by the same consortium. On March 14, 2013, Spectra Energy Corp acquired 100% of the ownership interests of the Express-Platte Pipeline System from Borealis Infrastructure, the Ontario Teachers’ Pension Plan and Kinder Morgan Energy Partners (the “Acquisition”). On August 2, 2013, subsidiaries of Spectra Energy Corp contributed a 40% interest in Express US to Spectra Energy Partners, LP (“SEP”) and sold a 100% ownership interest in Express Canada to SEP (the “Dropdown Transaction”).

The “Successor” represents the post-acquisition business and operations of Express US from March 14, 2013.

From March 14, 2013 through to August 1, 2013, Express US comprises SE Express Holding Inc, which consolidates the business of Express Holdings (USA) LLC and its subsidiaries, EPLLC and Platte Co. For accounting purposes, SE Express Holding Inc. does not consolidate the entities comprising Express Canada, including Express Holdings (Canada) Limited Partnership and its subsidiaries. On August 2, 2013, concurrent with the Dropdown Transaction, SE Express Holding Inc. was merged with and into Spectra Energy Express Holding II, LLC, with Spectra Energy Express Holding II, LLC as the surviving entity. From August 2, 2013, Express US comprises Spectra Energy Express Holdings II, LLC, which consolidates the business of Express Holdings (USA) LLC and its subsidiaries, EPLLC and Platte Co. For accounting purposes, Spectra Energy Express Holdings II, LLC does not consolidate the entities comprising Express Canada. The Consolidated Financial Statements of Spectra Energy Express Holdings II, LLC reflects 100% results of the operations and financial position of Express US.

The “Predecessor” represents the pre-acquisition business and operations of Express US through to March 13, 2013, and comprises Express Holdings (USA) Inc and its subsidiaries, EPLLC and Platte Co.

Express Holdings (USA) Inc. was incorporated in the State of Delaware on October 27, 1986 and holds a 100% equity interest in EPLLC and Platte Co. On March 14, 2013, Express Holdings (USA) Inc. was converted from a Delaware corporation to a Delaware limited liability company, and in connection herewith, changed its name to Express Holdings (USA) LLC. Concurrent with the conversion, Spectra Energy Corp acquired 100% of the ownership interests of Express Holdings (USA) LLC through a series of business structuring activities as part of the Acquisition, with the surviving corporation being SE Express Holding Inc.

Prior to the Acquisition, Kinder Morgan Canada Inc. (“Kinder Morgan”) operated the Express-Platte Pipeline system and provided specialized operating, engineering and administrative support services. Between the Acquisition and the Dropdown Transaction, these services are provided by Spectra Energy Corp. Following the Dropdown Transaction, these services are provided by SEP.

The terms “Company,” “we,” “our,” “us,” and similar terms refer to both the pre-acquisition and post-acquisition periods of Express US.

EXPRESS US (FORMERLY EXPRESS HOLDINGS (USA) INC.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(In USD millions)

Basis of Presentation. The accompanying Condensed Consolidated Financial Statements include the accounts of Express US, after eliminating intercompany transactions and balances. These Condensed Consolidated Financial Statements should be read in conjunction with the Consolidated Financial Statements for the year ended December 31, 2012, and reflect all normal recurring adjustments that are, in our opinion, necessary to fairly present our results of operations and financial position. Amounts are stated in U.S. dollars. Amounts included in these Condensed Consolidated Financial Statements are not necessarily indicative of amounts expected for the respective annual periods due to the effects of changing prices on certain of our operations and other factors.

Use of Estimates. The preparation of these Condensed Consolidated Financial Statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of accounts receivable and accrued revenue, property, plant and equipment, accounts payable and accrued liabilities and deferred revenue in the Condensed Consolidated Financial Statements. Actual results could differ from these estimates.

Change in functional currency. Effective March 14, 2013, the date of the Acquisition, the functional currency was changed from Canadian dollars to U.S. dollars. Due to changes in the ownership, the surplus cash will be invested in U.S. dollars to be paid out as dividends to our shareholders, whereas it was invested in Canadian dollars pre-acquisition.

Push-down accounting. Concurrent with the Acquisition, a new basis of accounting was created on March 14, 2013 as a result of Spectra Energy Corp’s push-down of its investment basis in Express US. As part of the push-down accounting, the fair values of the assets acquired and liabilities assumed as at March 14, 2013 have been pushed-down on the Successor financial statements to form a new basis of accounting.

2. Acquisition

On March 14, 2013, Spectra Energy Corp acquired 100% of the ownership interests in the Express-Platte Pipeline System for $1.49 billion, consisting of $1.25 billion in cash and $242 million of acquired debt, before working capital adjustments, of which $1.1 billion of the purchase price was allocated to the Express US and $0.2 billion of the purchase price was allocated to Express Canada. The assets and liabilities of Express US were recorded at their respective fair values as of the purchase date, and the results of operations were included in the financial statements beginning as of the effective date of the acquisition. The following table summarizes the preliminary fair values of the Express US’s assets and liabilities acquired as of March 14, 2013, which also represents a summary of the purchase price allocation and opening balance sheet pushed down to the Successor as part of push-down accounting. Subsequent adjustments may be recorded upon the completion of the valuation and the final determination of the purchase price allocation.

EXPRESS US (FORMERLY EXPRESS HOLDINGS (USA) INC.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(In USD millions)

Purchase Price Allocation
(in millions)
Purchase price	$1,075.0
Working capital and other purchase adjustments	61.3

Total	1,136.3

Cash	52.0
Accounts receivable and accrued revenue	12.3
Accounts receivable with affiliate	5.2
Prepaid expenses and other current assets	7.3
Property, plant and equipment	1,116.4
Accounts payable and accrued liabilities	(30.3)
Deferred income taxes payable	(293.3)
Long-term debt, including current portion	(174.8)

Total assets acquired/liabilities assumed	694.8

Goodwill	$441.5

The purchase price is greater than the sum of the fair values of the net assets acquired and liabilities assumed, resulting in goodwill noted above. The goodwill reflects the value of the strategic location of the crude oil pipeline and the opportunity to grow the business. Goodwill related to the Acquisition is not deductible for income tax purposes.

3. Income taxes

On August 2, 2013, concurrent with the Dropdown Transaction, SE Express Holding Inc. was merged with and into Spectra Energy Express Holding II, LLC, with Spectra Energy Express Holding II, LLC as the surviving entity. Spectra Energy Express Holding II, LLC is a limited liability company, and as such, is a non-tax paying entity. As a result of the new taxation structure, $308.5 million of deferred income tax liabilities outstanding were eliminated and recorded as benefits to Income Tax Expense (Benefit) on the Condensed Consolidated Statement of Operations.

4. Other Current Assets

	Successor	Predecessor
	September 30, 2013	December 31, 2012
	(in millions)	(in millions)
Prepaid expenses	$2.4	$1.3
Parts inventory	0.3	0.4
Restricted funds	7.3	2.5

Total other current assets	$10.0	$4.2

5. Marketable Securities

We invest restricted balances in money market funds. We do not purchase marketable securities for speculative purposes; therefore, we do not have any securities classified as trading securities. Initial investments in securities are classified as purchases of held-to-maturity (HTM) marketable securities. Maturities of securities are classified within proceeds from sales and maturities of HTM securities in the Condensed Consolidated Statements of Cash Flows.

EXPRESS US (FORMERLY EXPRESS HOLDINGS (USA) INC.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(In USD millions)

HTM Securities. All of our HTM securities are restricted funds and are as follows:

Estimated Fair Value
		Successor	Predecessor
Description	Consolidated Balance Sheet Caption	September 30, 2013	December 31, 2012
		(in millions)	(in millions)
Money market funds	Other current assets	$7.3	$2.5

All of our HTM securities are restricted funds pursuant to certain debt agreements.

At September 30, 2013, the weighted-average contractual maturity of outstanding HTM securities was less than one year.

There were no material gross unrecognized holding gains or losses associated with investments in HTM securities at September 30, 2013.

Changes in the restricted HTM balance is presented within Cash Flows from Investing Activities on our Condensed Consolidated Statements of Cash Flows.

6. Goodwill

As at March 13, 2013 and December 31, 2012, goodwill attributable to the predecessor was $177.3 million and $183.1 million respectively. As part of the push-down accounting upon acquisition, the Predecessor goodwill was eliminated and $441.5 million was recognized as goodwill in the Successor’s Condensed Consolidated Financial Statements.

Goodwill
(in millions)
December 31, 2012 (Predecessor)	$183.1
Foreign currency translation adjustment	(5.8)

March 13, 2013 (Predecessor)	177.3
Elimination of Predecessor goodwill	(177.3)
Recognition of Successor goodwill upon Acquisition	441.5

September 30, 2013 (Successor)	$441.5

7. Long-Term Debt

7.39% Subordinated Secured Notes and 6.47% Senior Secured Notes (denominated in USD)

In 1998, EPLP and EPLLC (collectively, the “Issuers”) issued $150.0 million 6.47% Senior Secured Notes due 2013 (the “Senior Notes”) and $250.0 million 7.39% Subordinated Secured Notes due 2019 (the “Subordinated Notes” and collectively together with the Senior Notes, the “Notes”) on a joint and several basis. Platte Co. has guaranteed the obligations of the Issuers. EPLLC was allocated $90.0 million of the Senior Notes and $175.0 million of the Subordinated Notes. Of the amounts that were allocated, EPLP had $35.4 million and EPLLC had $82.6 million outstanding at September 30, 2013.

EXPRESS US (FORMERLY EXPRESS HOLDINGS (USA) INC.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(In USD millions)

The Notes are secured by the assignment of the Express-Platte Pipeline System’s receivables from its transportation revenues and a floating charge over the assets of the Express-Platte Pipeline System.

Under the terms of the debt financing, the Express-Platte Pipeline System was to maintain a debt service coverage ratio (“DSCR”) of 1.3:1 per quarter for four consecutive quarters to meet the Restricted Payments Test (“Test”). Failure to meet the DSCR Test restricts the Express-Platte Pipeline System from making distributions to the owners until such time as the Test has been met for four consecutive quarters. The Express-Platte Pipeline System met the requirements under the DSCR Test.

6.09% Senior Secured Guaranteed Notes (denominated in USD)

In 2005, the Partnership and Express Holdings (USA) Inc. (collectively, the “Obligors”) issued $110.0 million 6.09% Senior Secured Guaranteed Notes (“Guaranteed Notes”) on a joint and several basis. The $110.0 million principal amount is due January 15, 2020. Of the $110.0 million Guaranteed Notes issued, $27.5 million was allocated to the Partnership and $82.5 million was allocated to Express Holdings (USA) Inc.

EPLP has guaranteed the obligations of the Obligors. The Guaranteed Notes are secured by the assignment of the Express-Platte Pipeline System’s receivables from its transportation revenues and a floating charge over the assets of the Express-Platte Pipeline System. The Guaranteed Notes rank pari passu to the Senior Secured Notes.

Revolving Credit Facility

On July 12, 2010, Express US Holdings LP, the indirect owner of EPLLC and Platte Co., entered into a credit agreement with Royal Bank of Canada to establish a $45.0 million revolving credit facility. The credit facility was closed effective March 14, 2013, on acquisition of the Company by Spectra Energy Corp.

8. Financial Instruments

The fair values of cash, accounts receivable, accounts payable and accrued liabilities, amounts due from related parties, amounts due from parent, amounts due to related parties, and the current portion of long-term debt are not materially different from their carrying amounts because of the short-term nature of these instruments or because the stated rates approximate market rates.

Fair value of our long-term debt is determined based on market-based prices. These valuations may include inputs such as quoted market prices of the exact or similar instruments, broker or dealer quotations, or alternative pricing sources that may include models or matrix pricing tools, with reasonable levels of price transparency. Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. The fair values of financial instruments that are recorded and carried at book value are summarized in the following table.

	Successor September 30, 2013		Predecessor December 31, 2012
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
	(in millions)		(in millions)
7.39% Subordinated Secured Notes	$82.6	$89.8	$94.5	$106.3
6.09% Senior Secured Guaranteed Notes	82.5	92.9	82.5	84.7

	$165.1	$182.7	$177.0	$191.0

EXPRESS US (FORMERLY EXPRESS HOLDINGS (USA) INC.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(In USD millions)

9. Commitments and Contingencies

Litigation

We are party to various legal, administrative and regulatory proceedings that have arisen in the ordinary course of our business, including, from time to time, disputes with customers over various measurement and settlement issues. Management currently believes that these matters, taken as a whole, and after consideration of insurance coverage and other indemnification arrangements, will not have a material adverse effect upon our consolidated results of operations, financial position or cash flows. Legal costs are expensed as incurred. As of September 30, 2013, we had no amounts accrued for our legal proceedings against us.

Environmental

We are subject to various U.S. federal, state and local laws and regulations regarding air and water quality, hazardous and solid waste disposal and other environmental matters. These laws and regulations can change from time to time, imposing new obligations on us.

Like others in the energy industry, we and our affiliates are responsible for environmental remediation at various contaminated sites. These include some properties that are part of our ongoing operations, sites formerly owned or used by us, and sites owned by third parties. Remediation typically involves management of contaminated soils and may involve groundwater remediation. Managed in conjunction with relevant federal, state and local agencies, activities vary with site conditions and locations, remedial requirements, complexity and sharing of responsibility. If remediation activities involve statutory joint and several liability provisions, strict liability, or cost recovery or contribution actions, we or our affiliates could potentially be held responsible for contamination caused by other parties. In some instances, we may share liability associated with contamination with other potentially responsible parties, and may also benefit from insurance policies or contractual indemnities that cover some or all cleanup costs. All of these sites generally are managed in the normal course of business or affiliated operations.

Other Commitments and Contingencies

As of September 30, 2013, we had no significant purchase or capital commitments.

10. Subsequent Events

Subsequent events have been reviewed through November 18, 2013, the issuance date of these Condensed Consolidated Financial Statements.

On November 1, 2013, SEP acquired the remaining 60% ownership interest in Express US as part of a transaction that involved SEP acquiring ownership interests in the remaining Spectra Energy Corp U.S. transmission, storage and liquids assets (the U.S. assets acquisition). These assets provide transportation and storage of natural gas, crude oil and natural gas liquids for customers in various regions of the United States.